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                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
LanVision Systems, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2005 with respect to the consolidated financial statements and schedule of LanVision Systems, Inc., included in the Annual Report on Form 10-K of LanVision Systems, Inc. for the fiscal year ended January 31, 2005, filed with the Securities and Exchange Commission.

Cincinnati, Ohio                                    /s/ Ernst & Young LLP
May 25, 2005

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